UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2005

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol, Amsterdam, The Netherlands

(Address of principal executive offices)

Registrant’s telephone number, including area code +31 20 502 0000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                                          Unregistered Sales of Equity Securities.

On June 14, 2005, VIA NET.WORKS, Inc. (“VIA”), issued 4,180,663 shares of VIA common stock to Reachtown Limited.  The shares were issued in satisfaction of an earn-out provision set forth in the Share Purchase Agreement made and entered into as of January 28, 2004, among VIA, VIA NET.WORKS Holdco, Inc. and Reachtown Limited, pursuant to which VIA acquired 100% of the issued and outstanding shares of each of Amen Limited, Agence Des Medias Numériques S.A.S. (Amen France), and Agencia De Média Numerica España, S.L. (Amen Spain).  The shares were issued in reliance on Regulation S under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, INC.
(Registrant)

/s/ Matt S. Nydell
Matt S. Nydell Senior Vice President, General Counsel & Secretary

June 14, 2005